Exhibit 107

Calculation of Filing Fee Tables

FORM S-3
(Form Type)

ECHOSTAR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Class A Common Stock, par value $0.001 per share Notes	Rule 457(c) and Rule 457(h)	49,324,850(3)	$14.61	$720,636,058	.00014760	$106,365.89	-	-	-	-
Fees Previously Paid	N/A	N/A	N/A	__
	Total Offering Amounts							$106,365.89
	Total Fees Previously Paid							-				$0
	Total Fee Offsets							-				$0
	Net Fee Due							$106,365.89

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-3 (this “Registration Statement”) shall also cover any additional shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”) of EchoStar Corporation (“EchoStar” or the “Registrant”) which become issuable in connection with the conversion of any of the convertible notes of DISH Network Corporation (consisting of $1,000,000,00 aggregate principal of 2.375% Convertible Notes due 2024 (the “2024 Notes”), $2,000,000,000 aggregate principal amount of 0% Convertible Notes due 2025 (the “2025 Notes”) and $3,000,000,000 aggregate principal amount of 3.375% Convertible Notes due 2026 (the “2026 Notes,” and together with the 2024 Notes and the 2025 Notes , the DISH Convertible Notes”)) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Class A Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act and is based upon the average of the high and low selling prices per share of the Class A Common Stock on December 26, 2023 ($14.91 and $14.30), as reported by the Nasdaq Global Select Market.

(3)	Represents 49,324,850 shares of Class A Common Stock, which are reserved for issuance upon conversion of the DISH Convertible Notes.